Exhibit 5.1

Robyn P. Turner

Senior Vice President, Assistant General Counsel and Corporate Secretary

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Tel: (973) 948-3000

May 2, 2024

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Tel: (973) 948-3000

Re:	Selective Insurance Group, Inc. Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 Filed on May 2, 2024

As Senior Vice President, Assistant General Counsel and Corporate Secretary for Selective Insurance Group, Inc., a New Jersey corporation (the “Company”), I have acted as counsel to the Company in connection with the Company’s filing of the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (File No. 333-195617) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S Securities and Exchange Commission (the “SEC”) on the date hereof with respect to the Rollover Shares (as defined below) authorized for issuance under the Plan (as defined below).

On May 1, 2024 (the “Effective Date”), Company’s stockholders approved the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan (the “Plan”). The total number of shares of the Company’s common stock, $2.00 par value (the “Common Stock”), authorized for issuance under the Plan includes, in addition to 2,000,000 newly authorized shares (registered concurrently on a new Registration Statement on Form S-8), with respect to awards outstanding under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Prior Plan”), (i) any shares subject to such awards that remain unissued upon the cancellation, surrender, expiration, exchange, or termination of such award after the Effective Date, (ii) any shares subject to awards that are paid or settled in cash after the Effective Date and (iii) any shares tendered or withheld in satisfaction of the Company’s tax withholding obligations with respect to restricted stock and restricted stock units after the Effective Date ((i), (ii), and (iii) taken together, the “Rollover Shares”). As of the Effective Date, the maximum number of Rollover Shares that may be issued or transferred pursuant to awards under the Plan as a result of applying the formula described in (i), (ii), and (iii) above will not exceed 585,087 shares of Common Stock.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of under the Securities Act. In rendering the opinion set forth herein, I have examined originals or copies, certified or otherwise, identified to my satisfaction, of the Post-Effective Amendment and such corporate records, documents, agreements, instruments, and certificates of public officials and Company officers as I have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as electronic, certified, conformed, or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed or to be executed documents, I have assumed (i) the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and (ii) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of the Company’s officers and other representatives and public officials.

The opinion set forth herein is limited to the laws of the State of New Jersey. I do not express any opinion with respect to the laws of any other jurisdiction or as to the effect of the law of any other jurisdiction on the opinion herein stated.

Subject to the foregoing and the other matters set forth herein, I am of the opinion, as of the date hereof, that the Company has duly authorized any original issuance of the Rollover Shares that may be issued pursuant to the Plan and, when issued by the Company in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

I hereby consent to the use of this opinion as an Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Robyn P. Turner
Robyn P. Turner, Esq.
Senior Vice President, Assistant General Counsel and Corporate Secretary
Selective Insurance Group, Inc.